                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


          THIS AGREEMENT (the "Agreement") is made this 26th day of October, 1999, among AMCI International, Inc., a Utah corporation ("AMCI"); and OSCM-One Stop.com, Inc., a Florida corporation ("OSCM").

                              W I T N E S S E T H:

                                    RECITALS
                                    --------

          WHEREAS, OSCM has an 80% ownership interest in CCM Computer Accessories, Inc. ("CCM"), a New York corporation ("CCM"), is subject to a "Put" requiring it to purchase and has an option to purchase the remaining 20% ownership interest in CCM and owns various assets related to its e-commerce through its Shopss.com virtual shopping mall, all as set forth in Exhibit A hereto (the "OSCM Assets"), all of which OSCM wishes to sell to AMCI and AMCI wishes to acquire.

          WHEREAS, the respective Boards of Directors of AMCI and OSCM have adopted resolutions pursuant to which AMCI shall acquire and OSCM shall sell the OSCM Assets; and

          WHEREAS, the sole consideration for the OSCM Assets shall be the exchange of $0.001 par value common stock of AMCI (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit B; and

          WHEREAS, OSCM shall acquire in exchange the "restricted securities" of AMCI in a reorganization within the meaning of Section 368(a)(1)(C), Section 351 or other tax exempt Sections, rules or regulations of the Internal Revenue Code of 1986, as amended, to the extent any such Sections, rules or regulations are applicable to this Agreement and the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                   Section 1

                               Exchange of Stock
                               -----------------

          1.1  Number of Shares.  AMCI shall issue 2,207,898 shares or an amount
               ----------------
equal to approximately sixty percent (60%) of its post-Agreement outstanding $0.001 par value common voting stock in exchange for the OSCM Assets, subject to the assumption of liabilities related to the OSCM Assets as carried on the books and records of OSCM. All of the shares of AMCI common stock to be issued to OSCM shall be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission, and shall be issued in accordance with and subject to applicable securities laws, rules and regulations, and, when issued for the consideration indicated, shall be deemed fully paid and non-assessable.

          1.2  Further Assurances.  At the Closing and from time to time
               ------------------
thereafter, OSCM shall execute such additional instruments and take such other action as AMCI may request in order to exchange and transfer clear title and ownership in the OSCM Assets to AMCI, without further consideration.

          1.3  Funding.  OSCM anticipates receiving a firm commitment for a
               -------
post-Agreement investment of $25,000,000 into AMCI.   $5,000,000 of this sum
will be paid to OSCM as additional consideration for the OSCM Assets, $1,000,000 of which has been paid; $1,000,000 to be paid on December 31, 1999; and $3,000,000 to be paid by January 2, 2000; provided, however, if the $25,000,000 is not received within the time anticipated or within a reasonable time thereafter, the requirement to pay any unpaid balance of the $5,000,000 to OSCM shall be void.

          1.4  Resignations of Present Directors and Executive Officers and
               ------------------------------------------------------------
Designation of New Directors and Executive Officers.  On Closing, the present
---------------------------------------------------
directors and executive officers of AMCI shall designate the directors nominated by OSCM to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors of AMCI, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Rami Adler and Gerard Conca; and then, the present directors and executive officers of AMCI shall resign, in seriatim.

          1.5  Change of Name and Forward Split.   Following the Closing of this
               --------------------------------
Agreement, to the extent required by Regulation 14 of the Securities and Exchange Commission, a Proxy Statement or Information Statement shall be prepared and mailed to the stockholders of AMCI to amend the Articles of Incorporation of AMCI to change its name to "Shopss.com, Inc." or some similar name selected by the newly designated and constituted Board of Directors of AMCI and to effect a forward split of the post-Agreement outstanding securities of AMCI on a basis of 5.435034 for one, resulting in there being 20,000,000 post-split and post-Agreement outstanding shares of AMCI's common stock.

          1.6  Securities and Exchange Commission Filings.  Promptly after
               ------------------------------------------
Closing, the newly designated directors and executive officers named in Section
1.4 shall cause an 8-K Current Report dated as of the Closing to be filed with the Securities and Exchange Commission; and OSCM shall promptly file its required Schedule 13D with the Securities and Exchange Commission.

          1.7  Closing.  Closing shall take place on the exchange of duly
               -------
executed copies of this Agreement and any related exhibits by AMCI and OSCM, and the satisfaction or waiver of any required conditions to Closing of the parties set forth in Sections 5 and 6 hereof.

          1.8  Allocation of Consideration.  The parties have agreed that the
               ----------------------------
consideration for the OSCM assets shall be allocated $800,000 to the stock of CCM and the balance to the assets of Shopss.com.

                                   Section 2

                                    Closing
                                    -------

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                   Section 3

                     Representations and Warranties of AMCI
                     --------------------------------------

          AMCI represents and warrants to, and covenants with OSCM as follows:

          3.1  Corporate Status.  AMCI is a corporation duly organized, validly
               ----------------
existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Utah only). AMCI is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. AMCI is a "reporting issuer" as that term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act"); it is "current" in the filing of all reports required to be filed by it; and the registrations statements and reports previously filed by it with the Securities and Exchange Commission are true and correct in every material respect and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Its common stock is nominally quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "AMMN."

          3.2  Capitalization.  The current pre-Agreement authorized capital
               --------------
stock of AMCI consists of 50,000,000 shares of $0.001 par value common voting stock, of which approximately 1,471,932 shares are issued and outstanding, all
fully paid and non-assessable.   Except as otherwise provided herein, there are
no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of AMCI. None of these securities have been issued with or subject to "registration rights" of any type of nature.

          3.3  Financial Statements.  The financial statements of AMCI furnished
               --------------------
to OSCM, consisting of audited financial statements for the year ended December 31, 1998, and the period ended June 30, 1999, attached hereto as Exhibit C and incorporated herein by reference, are correct and fairly present the financial condition of AMCI at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          3.4  Undisclosed Liabilities.  AMCI has no liabilities of any nature
               -----------------------
except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

          3.5  Interim Changes.  Since the date of its balance sheets, except as
               ---------------
set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of AMCI which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of AMCI, payments of any dividend or other distribution in respect of any class of stock of AMCI, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

          3.6  Title to Property.  AMCI has good and marketable title to all
               -----------------
properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of AMCI are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

          3.7  Litigation.  There is no litigation or proceeding pending, or to
               ----------
the knowledge of AMCI, threatened, against or relating to AMCI, its properties or business, except as set forth in Exhibit D. Further, no officer, director or person who may be deemed to be an "affiliate" of AMCI is party to any material legal proceeding which could have an adverse effect on AMCI (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to AMCI.

          3.8  Books and Records.  From the date of this Agreement to the
               -----------------
Closing, AMCI will (1) give to OSCM or its representatives full access during normal business hours to all of AMCI's offices, books, records, contracts and other corporate documents and properties so that OSCM or its representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of AMCI as OSCM or its representatives may reasonably request.

          3.9  Tax Returns.  To the extent required by applicable law, AMCI has
               -----------
filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          3.10 Confidentiality.  Until the Closing (and thereafter if there is
               ---------------
no Closing), AMCI and its representatives will keep confidential any information which they obtain from

OSCM concerning the properties, assets and business of OSCM. If the transactions contemplated by this Agreement are not consummated by October 31, 1999, AMCI will return to OSCM all written matter with respect to OSCM obtained by AMCI in connection with the negotiation or consummation of this Agreement.

          3.11 Corporate Authority.  AMCI has full corporate power and authority
               -------------------
to enter into this Agreement and to carry out its obligations hereunder and will deliver to OSCM or its representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by AMCI's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of AMCI.

          3.12 Due Authorization.  Execution of this Agreement and performance
               -----------------
by AMCI hereunder have been duly authorized by all requisite corporate action on the part of AMCI, and this Agreement constitutes a valid and binding obligation of AMCI and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of AMCI.

          3.13 Environmental Matters.  AMCI has no knowledge of any assertion by
               ---------------------
any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of AMCI or AMCI's predecessors. In addition, to the best knowledge of AMCI, there are no substances or conditions which may support a claim or cause of action against AMCI or any of AMCI's current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding OSCM.  AMCI acknowledges that it
               ------------------------------------
has been delivered copies of what has been represented to be documentation containing all material information respecting OSCM and the OSCM Assets; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of OSCM, and with the legal and accounting firms of OSCM, with respect to such documentation; and that to the extent requested, all questions raised have been answered to AMCI's complete satisfaction.

                                   Section 4

               Representations, Warranties and Covenants of OSCM
               -------------------------------------------------

          OSCM represents and warrants to, and covenants with, AMCI as follows:

          4.1  Ownership.  OSCM owns the OSCM Assets, free and clear of any
               ---------
liens or encumbrances of any type or nature whatsoever, and has full right, power and authority to convey the OSCM Assets without qualification or consents of any others.

          4.2  Corporate Status.  OSCM is a corporation duly organized, validly
               ----------------
existing and in good standing under the laws of the State of Florida and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of OSCM's business or the character or ownership of OSCM properties makes such licensing or qualification necessary.

          4.4  Financial Statements.  The financial statements of OSCM furnished
               --------------------
to AMCI, consisting of audited financial statements for the year ended December 31, 1998 and the period February 27, 1997 (Inception) through December 31, 1997, and unaudited financial statements for the three month periods ended March 31, 1998 and 1999, attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the financial condition of OSCM as of these dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. The OSCM Assets are properly booked on the balance sheets of OSCM in accordance with generally accepted accounting principals. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5  Confidentiality.  Until the Closing (and continuously if there is
               ---------------
no Closing), OSCM and its representatives will keep confidential any information which they obtain from AMCI concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by October 31, 1999, OSCM will return to AMCI all written matter with respect to AMCI obtained by them in connection with the negotiation or consummation of this Agreement.

          4.6  Investment Intent.   OSCM is acquiring the shares to be exchanged
               -----------------
and delivered to it under this Agreement for investment and not with a view to the sale or distribution thereof, and OSCM has no commitment or present intention to liquidate AMCI or to sell or otherwise dispose of the AMCI shares. OSCM shall execute and deliver to AMCI on the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of AMCI being received under the Agreement in exchange for the OSCM Assets; receipt of certain material information regarding AMCI, including, but not limited to its 10-SB Registration Statement and all reports subsequently filed with the Securities and Exchange Commission; and whereby OSCM will compromise and/or waive any claims it has or may have against CCM by reason of the purchase of any securities of CCM prior to the Closing of the Agreement.

          4.7  Corporate Authority.  OSCM has full corporate power and authority
               -------------------
to enter into this Agreement and to carry out its obligations hereunder and will deliver to AMCI or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

          4.8  Due Authorization.  Execution of this Agreement and performance
               -----------------
by OSCM hereunder have been duly authorized by all requisite corporate action on the part of OSCM, and this Agreement constitutes a valid and binding obligation of OSCM and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of OSCM. With the exception of consents of its stockholders or its Board of Directors, as may be required by applicable law, no consents or authorizations of any type or nature whatsoever are required to convey the OSCM Assets to AMCI.

          4.9  Access to Information Regarding AMCI.  OSCM acknowledges that it
               ------------------------------------
has been delivered copies of what has been represented to be documentation containing all material information respecting AMCI and its present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of AMCI, and with the legal and accounting firms of AMCI, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                                   Section 5

                  Conditions Precedent to Obligations of OSCM
                  --------------------------------------------

          All obligations of OSCM under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1  Representations and Warranties True at Closing.  The
               ----------------------------------------------
representations and warranties of AMCI contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2  Due Performance.  AMCI shall have performed and complied with all
               ---------------
of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

          5.3  Officers' Certificate.  OSCM shall have been furnished with a
               ---------------------
certificate signed by the President of AMCI, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of AMCI contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit C hereto), there has been no material adverse change in the financial condition, business or properties of AMCI, taken as a whole.

          5.4  Assets and Liabilities of AMCI.  Unless otherwise agreed, AMCI
               ------------------------------
shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid.

          5.5  Resignation of  Directors and Executive Officers and Designation
               ----------------------------------------------------------------
of New Directors and Executive Officers.  The present directors and executive
---------------------------------------
officers of AMCI shall resign, and shall have designated nominees of OSCM as outlined in Section 1.4 hereof as directors and of AMCI to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of AMCI, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations; and then, such directors and executive officers shall resign, in seriatim.

          5.7  Name Change and Forward Split.  Following the Closing of this
               -----------------------------
Agreement, to the extent required by Regulation 14 of the Securities and Exchange Commission, a Proxy Statement or Information Statement shall be prepared and mailed to the stockholders of AMCI to amend the Articles of Incorporation of AMCI to change its name to "Shopss.com, Inc." or some similar name selected by the newly designated and constituted Board of Directors of AMCI and to effect a forward split of the post-Agreement outstanding securities of AMCI on a basis of 5.435034 for one, resulting in there being 20,000,000 post-split and post-Agreement outstanding shares of AMCI's common stock.

                                   Section 6

                  Conditions Precedent to Obligations of AMCI
                  -------------------------------------------

          All obligations of AMCI under this Agreement are subject, at AMCI's option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1  Representations and Warranties True at Closing.  The
               ----------------------------------------------
representations and warranties of OSCM contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2  Due Performance.  OSCM shall have performed and complied with all
               ---------------
of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

          6.3  Officers' Certificate.  AMCI shall have been furnished with a
               ---------------------
certificate signed by the President of OSCM, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of OSCM contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of OSCM, taken as a whole.

          6.4  Prior Issued Common Stock of AMCI.  All pre-Agreement outstanding
               ---------------------------------
common stock of AMCI shall not be subject to any challenge by OSCM or the newly designated directors and executive officers regarding the authorization, issuance or fully paid status thereof or otherwise, as Closing of this Agreement shall be evidence of their satisfaction of the lawful issuance of these securities, based upon the representations of AMCI set for in Section 3.2 hereof.

          6.5  Funding.  OSCM will receive a firm commitment for an investment
               -------
of $25,000,000 within 30 days of Closing.

                                   Section 7

                                  Termination
                                  -----------

          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of AMCI or OSCM if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of AMCI or OSCM if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                                   Section 8

                               General Provisions
                               ------------------

          8.1  Further Assurances.  At any time, and from time to time, after
               ------------------
the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          8.2  Waiver.  Any failure on the part of any party hereto to comply
               ------
with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          8.3  Brokers.  Each party represents to the other parties hereunder
               -------
that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

          8.4  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

                    AMCI:     9005 Cobble Canyon Lane
                              Sandy, UT 84093

                    With a copy
                    to:       Leonard W. Burningham, Esq
                              Suite 205, 455 E. 500 S.
                              Salt Lake City, UT 84111

                    OSCM:     45 Cain Drive
                              Plainview, NY 11803

                    With a copy

                    to.       David Ficksman, Esq.
                              1000 Wilshire Blvd., Suite 1800
                              Los Angeles, CA 90017-2475

          8.5  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          8.6  Headings.  The section and subsection headings in this Agreement
               --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.7  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern; all actions to enforce this Agreement shall be brought in the courts of the State of Utah or the United States District Courts situated in the State of Utah, only.

          8.8  Assignment.  This Agreement shall inure to the benefit of, and be
               ----------
binding upon, the parties hereto and their successors and assigns.

          8.9  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.10 Default.  In the event of any default hereunder, the prevailing
               -------
party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement effective the day and year first above written.


                                   AMCI INTERNATIONAL, INC.


Date: October 25, 1999             By  /s/ David C. Merrell
                                      ----------------------------
                                      David C. Merrell, President


                                   OSCM-ONE STOP.COM, INC.


Date: October 25, 1999             By  /s/ Rami Adler
                                      ----------------------------
                                      Rami Adler, President

                                   EXHIBIT A

                                  OSCM ASSETS

          80% interest in CCM.
          All liability of the "Put" respecting the remaining 20% of CCM and all right to purchase the remaining 20% of CCM.

          All assets related to its e-commerce through its Shopss.com virtual shopping mall, including, but not limited to all software, web sites and related technology, customers and customer lists, patents, trademarks and trade names and each and every thing, item, technology or otherwise, as may be related thereto, subject to related liabilities.

                                   EXHIBIT B


                                           AMCI Shares to be Issued
                                                       in Exchange
                                           ---------------------------------

OSCM-One Stop.com, Inc.                                   2,207,898
45 Cain Drive
Plainview, New York 11803

                                   EXHIBIT C

                            AMCI INTERNATIONAL, INC.

                              FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED
                               DECEMBER 31, 1998
                                      AND
                                 JUNE 30, 1999

                            AMCI INTERNATIONAL, INC.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               December 31, 1998

                                    CONTENTS

     Independent Auditors' Report..............................   3
     Balance Sheet.............................................   4
     Statements of Operations..................................   5
     Statements of Stockholders' Equity (Deficit)..............   6
     Statements of Cash Flows..................................   7
     Notes to the Financial Statements.........................   9

                                 JONES, JENSEN
                                 & COMPANY, LLC
                           __________________________

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

     The Board of Directors
     AMCI International, Inc.
     (A Development Stage Company)
     Salt Lake City, Utah

     We have audited the accompanying balance sheet of AMCI International, Inc. (a development stage company) as of December 31, 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1998 and 1997 and from inception on July 26, 1983 through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMCI International, Inc. (a development stage company) as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 and from inception on July 26, 1983 through December 31, 1998 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company and has no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     /s/ Jones, Jensen & Company


     Jones, Jensen & Company
     Salt Lake City, Utah
     March 9, 1999

                            AMCI INTERNATIONAL, INC.
                         (A Development Stage Company)
                                 Balance Sheet

                                     ASSETS
                                     ------


                                                                         December 31,
                                                                             1998
                                                                         ------------
CURRENT ASSETS

Cash                                                                       $        -

  Total Current Assets                                                              -
                                                                           ----------
  TOTAL ASSETS                                                             $        -
                                                                           ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                  ----------------------------------------------

CURRENT LIABILITIES

  Accounts payable                                                         $     9,881

     Total Current Liabilities                                                   9,881
                                                                           -----------
STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: 50,000,000 shares authorized
 of $0.001 par value, 1,471,391 shares issued
 and outstanding                                                                 1,471
Additional paid-in capital                                                      73,654
Deficit accumulated during the development stage                               (85,006)

     Total Stockholders' Equity (Deficit)                                       (9,881)
                                                                           -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                  $         -
                                                                           ===========


   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC
                        (The Development Stage Company)
                            Statements of Operations



                                                                                             From
                                                                                         Inception on
                                                           For the Years Ended             July 26,
                                                              December 31                1983 Through
                                                      ---------------------------        December 31,
                                                        1998               1997              1998
                                                      --------            -------          --------
REVENUES                                              $      -            $     -          $     -
                                                      --------            -------          --------

EXPENSES                                                10,869              4,136            85,006
                                                      --------            -------          --------

NET LOSS                                               (10,869)            (4,136)          (85,006)
                                                      ========            =======          ========
BASIC LOSS PER SHARE OF
COMMON STOCK                                          $  (0.01)           $ (0.00)
                                                      ========            =======

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                  Statements of Stockholders' Equity (Deficit)

                                                                                                      Deficit
                                                                                                    Accumulated
                                                        Common Stock                 Additional      During the
                                               ----------------------------           Paid-in        Development
                                                  Shares           Amount             Capital          Stage
                                               ------------      ----------          ----------     -------------
At inception on July 26, 1983                           -        $   -                     -              $     -

Common stock issued for services
 at $0.20 per share                                   4,772            5                  949                   -

Common stock issued for cash at
 approximately $2.00 per share
                                                     12,500           12                 24,988                 -
Common stock issued to acquire
 subsidiary recorded at
 predecessor cost of $0.00                           27,000           27                    (27)                -

Net loss from inception July 26,
 1983 to December 31, 1994                              -            -                      -               (27,155)
                                                -----------      -------              ---------           ---------
Balance, December 31, 1994                           44,272           44                 25,910             (27,155)
Net loss for the year ended
 December 31, 1995                                      -            -                      -                  (100)
                                                -----------      -------              ---------           ---------
Balance, December 31, 1995                           44,272           44                 25,910             (27,155)
Common stock issued for services
 at approximately $0.03 per share
                                                  1,427,088        1,427                 39,800                 -

Stock split adjustment                                   31          -                      -
Contributed capital                                     -            -                    1,920                 -
Net loss for the year ended
 December 31, 1996                                      -            -                      -               (42,746)
                                                -----------      -------              ---------           ---------
Balance, December 31, 1996                        1,471,391        1,471                 67,630             (70,001)
Contributed capital                                     -            -                    2,991                 -
Net loss for the year ended
 December 31, 1997                                      -            -                      -                (4,136)
                                                -----------      -------               --------           ---------
Balance, December 31, 1997                      $ 1,471,391      $ 1,471               $ 70,621           $ (74,137)
                                                -----------      -------               --------           ---------
Contributed capital                                     -            -                    3,033                 -
Net loss for the year ended
 December 31, 1998                                      -            -                      -               (10,869)

                                                -----------      -------               --------           ---------
Balance, December 31, 1998                        1,471,391      $ 1,471               $ 73,654           $ (85,006)
                                                ===========      =======               ========           =========

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                            Statement of Cash Flows


                                                                                                 From
                                                                                             Inception on
                                                                For the Years Ended            July 26,
                                                                    December 31              1983 Through
                                                              -----------------------        December 31,
                                                                 1998          1997              1998
                                                              ---------      --------        ------------
CASH FLOWS FROM OPERATING
ACTIVITIES

  Net loss                                                    $ (10,869)     $ (4,136)          $ (85,006)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
  Contributed capital for expenses                                3,033         2,991               7,944
  Stock issued for services                                           -             -              42,181
  Increase (decrease) in accounts payable                         7,836         1,145               9,881

      Net Cash Used by Operating Activities                           -             -             (25,000)
                                                              ---------      --------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES                                  -             -                   -
                                                              ---------      --------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock for cash                                   -             -              25,000
                                                              ---------      --------           ---------
      Net Cash Provided by Financing Activities                       -             -              25,000
                                                              ---------      --------           ---------
NET INCREASE (DECREASE) IN CASH                                       -             -                   -
                                                              ---------      --------           ---------
CASH AT BEGINNING OF PERIOD                                           -             -                   -
                                                              ---------      --------           ---------
CASH AT END OF PERIOD                                         $       -      $      -           $       -
                                                              =========      ========           =========
CASH PAID FOR:

 Interest                                                     $       -      $      -           $       -
 Income taxes                                                 $       -      $      -           $       -

NON-CASH FINANCING ACTIVITIES

 Contributed capital for expenses                             $   3,033      $  2,991           $   7,944
 Common stock issued for services                             $       -      $      -           $  42,181

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                       Notes to the Financial Statements
                               December 31, 1998


NOTE 1 - ORGANIZATION AND HISTORY

     The Company was incorporated on July 26, 1983 under the laws of State of Utah as HJK, Ltd. The purpose of the business was to acquire and operate or lease natural resource properties and engage in mining, milling, production, buying and developing natural resource properties. On August 16, 1985 the Company issued 5,400,000 shares common stock to acquire 100% of the common stock of AMCI International, Inc. (AMCI). AMCI was engaged in manufacturing and selling quality furniture. The subsidiary was involuntarily dissolved on December 31, 1987. Presently, the Company is seeking a new business opportunity.

a.   Accounting Method

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

b.   Cash and Cash Equivalents

     Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

c.   Basic Loss Per Share

     The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding during the period of the financial statements.

d.   Provision for Taxes

     At December 31, 1998, the Company had net operating loss carryforwards of approximately $58,000 that may be offset against future taxable income through 2013. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation account of the same amount.

e.   Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                       Notes to the Financial Statements
                               December 31, 1998


NOTE 2 - GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Until that time, shareholders of the Company have committed to meeting its minimal operating needs.

NOTE 3 - STOCK TRANSACTIONS

     On June 15, 1996, the Company issued 200,000 shares common stock for services rendered valued at $40,000.

     On November 1, 1996, the Board of Director approved a 200 for 1 reverse stock split and issued 1,227,088 shares of post split common stock for services rendered, valued at $1,227. The reverse stock split has been applied retroactively to the financial statements.

                            AMCI INTERNATIONAL, INC.
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                      June 30, 1999 and December 31, 1998

                                    CONTENTS


     Balance Sheets.................................................     3

     Statements of Operations.......................................     4

     Statements of Stockholders' Equity (Deficit)...................     5

     Statements of Cash Flows.......................................     7

     Notes to the Financial Statements..............................     8

                            AMCI INTERNATIONAL, INC.
                         (A Development Stage Company)
                                 Balance Sheet

                                     ASSETS
                                     ------


                                                                                   June 30,                       December 31,
                                                                                     1999                            1998
                                                                                 ------------                      ---------
CURRENT ASSETS                                                                   (Unaudited)

Cash                                                                                 $    -                        $     -
                                                                                     --------                      ---------
Total Current Assets                                                                      -                              -
                                                                                     --------                      ---------

TOTAL ASSETS                                                                         $    -                        $     -
                                                                                     ========                      =========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                  ----------------------------------------------

CURRENT LIABILITIES

  Accounts payable                                                                   $ 13,854                      $   9,881
                                                                                     --------                      ---------

     Total Current Liabilities                                                         13,854                          9,881
                                                                                     --------                      ---------

     TOTAL LIABILITIES                                                                 13,854                          9,881
                                                                                     --------                      ---------
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock: 50,000,000 shares authorized
of $0.001 par value, 1,471,391 shares issued
 and outstanding                                                                        1,471                          1,471
Additional paid-in capital                                                             74,894                         73,654
Deficit accumulated during the development stage                                      (90,219)                       (85,006)
                                                                                     --------                      ---------

     Total Stockholders' Equity (Deficit)                                             (13,854)                        (9,881)
                                                                                     --------                      ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                                                     $    -                        $     -
                                                                                     ========                      =========

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC
                        (The Development Stage Company)
                            Statements of Operations
                                  (Unaudited)



                                                                                                                From
                                                  For the                           For the                  Inception on
                                             Three Months ended                 Six Months Ended               July 26,
                                                 June 30,                           June 30,                 1983 Through
                                      ----------------------------         --------------------------           June 30,
                                         1999               1998             1999              1998              1999
                                      ---------           --------         ---------         --------          ---------
REVENUES                             $      -             $    -           $     -           $    -            $     -

EXPENSES                                    947              8,565             5,213            8,565             90,219
                                     ----------           --------         ---------         --------          ---------
NET INCOME                           $     (947)          $ (8,565)           (5,213)        $ (8,565)         $ (90,219)
                                     ==========           ========         =========         ========          =========
BASIC NET LOSS PER
SHARE OF COMMON
STOCK                                $    (0.00)          $  (0.00)        $   (0.00)        $  (0.00)
                                     ==========           ========         =========         ========
BASIC WEIGHTED AVERAGE
OF SHARES OUTSTANDING                 1,471,391           1,471,391         1,471,391        1,471,391
                                     ==========           =========        ==========        =========         =========

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                  Statements of Stockholders' Equity (Deficit)

                                                                                                           Deficit
                                                                                                         Accumulated
                                                           Common Stock                 Additional       During the
                                                    -------------------------            Paid-in         Development
                                                     Shares           Amount             Capital            Stage
                                                    ---------       ---------           ---------         ---------
At inception on July 26, 1983                          -            $   -               $    -            $     -

Common stock issued for services
 at $0.20 per share                                  4,772                5                  949                -

Common stock issued for cash at
 approximately $2.00 per share
                                                    12,500               12               24,988                -

Common stock issued to acquire
 subsidiary recorded at
 predecessor cost of $0.00                          27,000               27                  (27)               -


Net loss from inception July 26,
 1983 to December 31, 1994                             -                -                    -              (27,155)
                                               -----------          -------             --------          ---------
Balance, December 31, 1994                          44,272               44               25,910            (27,155)
Net loss for the year ended
 December 31, 1995                                     -                -                    -                 (100)
                                               -----------          -------             --------          ---------
Balance, December 31, 1995                          44,272               44               25,910            (27,255)
Common stock issued for services
 at approximately $0.03 per share
                                                 1,427,088            1,427               39,800                  -

Stock split adjustment                                  31              -                    -
Contributed capital                                    -                -                  1,920                  -
Net loss for the year ended
 December 31, 1996                                     -                -                    -              (42,746)
                                               -----------          -------             --------          ---------
Balance, December 31, 1996                       1,471,391            1,471               67,630            (70,001)
Contributed capital                                    -                -                  2,991                  -
Net loss for the year ended
 December 31, 1997                                     -                -                    -               (4,136)
                                               -----------          -------             --------          ---------
Balance, December 31, 1997                     $ 1,471,391          $ 1,471             $ 70,621          $ (74,137)
                                               -----------          -------             --------          ---------
Contributed capital                                    -                -                  3,033                  -
Net loss for the year ended
 December 31, 1998                                     -                -                    -              (10,869)
                                               -----------          -------             --------          ---------
Balance, December 31, 1998                       1,471,391          $ 1,471             $ 73,654          $ (85,006)
                                               ===========          =======             ========          =========

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                 Deficit
                                                      Common Stock           Additional      Accumulated During
                                                ------------------------       Paid-in       the Development
                                                  Shares         Amount        Capital            Stage
                                                ----------      --------     -----------     -----------------
Balance, December 31, 1998                      1,471,391       $ 1,471       $ 73,654         $ (85,006)

Contributed capital (unaudited)                       -             -            1,240               -

Net loss for the six months ended
June 30, 1999 (unaudited)                             -             -               -             (5,213)
                                                ---------       -------       --------         ---------
Balance, June 30, 1999 (unaudited)
                                                1,471,391       $ 1,471       $ 74,894         $ (90,219)
                                                =========       =======       ========         =========

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                            Statement of Cash Flows
                                  (Unaudited)

                                                                                                               From
                                                        For the                      For the               Inception on
                                                  Three Months ended            Six Months Ended              July 26,
                                                       June 30,                      June 30,               1983 Through
                                               ----------------------         --------------------            June 30,
                                                1999            1998           1999           1998              1999
                                               ------          ------         ------         ------            ------
CASH FLOWS FROM OPERATING
ACTIVITIES:

 Net loss                                     $  (947)        $ (8,565)      $ (5,213)      $ (8,565)         $ (90,219)

   Adjustments to reconcile net loss
   to net cash used by operating
   activities:

   Contributed capital for expenses             1,000            1,747          1,240          1,747              9,184

   Stock issued for services                        -                -              -              -             42,181

   Increase (decrease) in accounts
     payable                                      (53)           6,818          3,973          6,818             13,854

                                              -------         --------       --------       --------          ---------
   Net Cash Used by Operating
   Activities                                     -                -              -              -              (25,000)
                                              -------         --------       --------       --------          ---------
CASH FLOWS FROM INVESTING
ACTIVITIES:                                       -                -              -              -                  -
                                              -------         --------       --------       --------          ---------

CASH FLOWS FROM FINANCING
ACTIVITIES:

 Issuance of common stock for cash                -                -              -             -                25,000
                                              -------         --------       --------       --------          ---------
   Net Cash Provided by Financing
   Activities                                     -                -              -             -                25,000
                                              -------         --------       --------       --------          ---------
NET INCREASE (DECREASE)
IN CASH                                           -                -              -              -                  -
                                              -------         --------       --------       --------          ---------
CASH AT BEGINNING OF PERIOD                       -                -              -              -                  -
                                              -------         --------       --------       --------          ---------
CASH AT END OF PERIOD                         $   -           $    -         $    -         $    -                  -
                                              =======         ========       ========       ========          =========
CASH PAID FOR:

   Interest                                   $   -           $    -         $    -          $   -             $    -
   Income taxes                               $   -           $    -         $    -          $   -             $    -

NON-CASH FINANCING ACTIVITIES

   Contributed capital for expenses           $ 1,000          $ 1,747        $ 1,240        $ 1,277           $  9,184
   Common stock issued for services           $   -            $   -          $   -          $   -             $ 42,181

   The accompanying notes are an integral part of these financial statements

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                       Notes to the Financial Statements
                               December 31, 1998


NOTE 1 - ORGANIZATION AND HISTORY

     The Company was incorporated on July 26, 1983 under the laws of State of Utah as HJK, Ltd. The purpose of the business was to acquire and operate or lease natural resource properties and engage in mining, milling, production, buying and developing natural resource properties. On August 16, 1985 the Company issued 27,000 shares common stock to acquire 100% of the common stock of AMCI International, Inc. (AMCI). AMCI was engaged in manufacturing and selling quality furniture. The subsidiary was involuntarily dissolved on December 31, 1987. Presently, the Company is seeking a new business opportunity.

a.   Accounting Method

     The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

b.   Cash and Cash Equivalents

     Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

c.   Basic Loss Per Share

     The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding during the period of the financial statements.

d.   Provision for Taxes

     At June 30, 1999, the Company had net operating loss carryforwards of approximately $89,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation account of the same amount.

e.   Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            AMCI INTERNATIONAL, INC.
                          (A Development Stage Company
                       Notes to the Financial Statements
                               December 31, 1998


f.   Unaudited Financial Statements

     The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal, recurring nature.

NOTE 2 - GOING CONCERN

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Until that time, shareholders of the Company have committed to meeting its minimal operating needs.

NOTE 3 - STOCK TRANSACTIONS

     On June 15, 1996, the Company issued 200,000 shares common stock for services rendered valued at $40,000.

     On November 1, 1996, the Board of Director approved a 200 for 1 reverse stock split and issued 1,227,088 shares of post split common stock for services rendered, valued at $1,227. The reverse stock split has been applied retroactively to the financial statements.

                                   EXHIBIT D


          None.

                                   EXHIBIT E


                            OSCM-ONE STOP.COM, INC.

                              FINANCIAL STATEMENTS
                         FOR THE YEAR DECEMBER 31, 1998
                                      AND
                      FOR THE PERIOD ENDED MARCH 31, 1999

                            OSCM-ONE STOP.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                      AND
                    THE PERIOD FEBRUARY 27, 1997 (INCEPTION)
                           THROUGH DECEMBER 31, 1997

                                    CONTENTS

                                                                  Page
                                                                  ----
Independent auditors' report                                        2

Balance sheets                                                      3

Statement of loss                                                   4

Statement of stockholders' equity                                   5

Statements of cash flows                                            6

Notes to financial statements                                       7

                          CERTIFIED PUBLIC ACCOUNTANTS

                              22 WEST 38TH STREET
                         NEW YORK, NEW YORK 10018-6204

     ABRAHAM WEISS, CPA                                TELEPHONE: (212) 302-3400
     STEVE YANKOVICH, CPA                             TELECOPIER: (212) 764-3269




                          INDEPENDENT AUDITORS' REPORT



     To the Board of Directors
     One Stop Communications Corp.

     We have audited the accompanying balance sheets of OSCM-One Stop.Com, Inc. (a development stage company) as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OSCM-One Stop.Com, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has experienced severe liquidity problems. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     New York, New York
     July 7, 1999

                            OSCM-ONE STOP.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                BALANCE SHEETS

                                 DECEMBER 31,




                                    ASSETS

                                                                                       1998                      1997
                                                                                       ----                      ----
Current assets
           Cash                                                                     $    --                     $ 182

           Prepaid expenses                                                          30,000                        --
                                                                                    -------                     -----
           Total current assets                                                      30,000                       182

Organization costs, less accumulated amortization                                       120                       150
                                                                                    -------                     -----

                                                                                    $30,120                     $ 332
                                                                                    =======                     =====

                              SHAREHOLDERS' EQUITY



Shareholders' equity
  Common stock, $.001 par value, 50,000,000
      shares authorized, 11,696,600 shares and
      4,062,400 shares issued and outstanding, respectively                           11,697                      4,062

Additional paid-in capital                                                         1.028,353                     11,438

Accumulated deficit                                                                 (593,930)                   (15,168)
                                                                                  ----------                   --------

                                                                                     446,120                        332

           Less: loans receivable officers                                          (416,000)                        --
                                                                                  ----------                   --------

                                                                                  $   30,120                   $    332
                                                                                  ==========                   ========

                            OSCM-ONE STOP.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                               STATEMENTS OF LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                      AND
                    THE PERIOD FEBRUARY 27, 1997 (INCEPTION)
                           THROUGH DECEMBER 31, 1997

                                                                                                              Feb. 27, 1997
                                                                                                             (inception) to
                                                                      1998                   1997             Dec. 31, 1998
                                                                      ----                   ----             -------------
General and administrative expenses

  Write-off of advances to related companies                       $  513,000              $       --             $ 513,000
  Other expenses                                                       65,732                  15,168                80,900
  Amortization                                                             30                      --                    30
                                                                   ----------              ----------             ---------

Total general and administrative expenses                             578,762                  15,168               593,930
                                                                   ----------              ----------             ---------

Net loss                                                           $ (578,762)             $  (15,168)            $(593,930)
                                                                   ==========              ==========             =========

Net loss per share (basic and diluted)                                $(0.093)             $   (0.011)
                                                                   ==========              ==========
Weighted average number of
   common shares outstanding                                        6,208,613               1,321,684
                                                                   ==========              ==========

                            OSCM-ONE STOP.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                      AND
                    THE PERIOD FEBRUARY 27, 1997 (INCEPTION)
                           THROUGH DECEMBER 31, 1997


                                        Common        Stock        Additional Paid-in                       Notes
                                        Shares        Amount            Capital            Deficit        Receivable     Total
                                                                                           -------                       ------


Balance, February 27, 1997                   --      $     --         $      --           $              $      --     $

Issuance of common stock,

 to officer at formation of Co.        4,000,000        4,000                 --                 --             --         4,000

Issuance of common stock,                 66,800           66             12,534                 --             --        12,600

Repurchase of common stock,               (4,400)          (4)            (1,096)                --             --        (1,100)

Net loss for the period                       --           --                 --            (15,168)            --       (15,168)

Balance, December 31, 1997             4,062,400        4,062             11,438            (15,168)            --           332

                                      ----------      -------         ----------          ---------      ---------     ---------

Issuance of common stock,              2,434,200        2,435            606,115                 --             --       608,550

Issuance of common stock,

 for notes receivable to officers      5,200,000        5,200            410,800                 --       (416,000)           --

Net loss for the year                         --           --                 --           (578,762)            --      (578,762)
                                      ----------      -------         ----------          ---------      ---------     ---------

Balance, December 31, 1998            11,696,600      $11,697         $1,028,353          $(593,930)     $(416,000)    $  30,120

                                      ==========      =======         ==========          =========      =========     =========

                            OSCM-ONE STOP.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                      AND
                    THE PERIOD FEBRUARY 27, 1997 (INCEPTION)
                           THROUGH DECEMBER 31, 1997

                                                                                                  Feb 27, 1997
                                                                                                 (inception) to
                                                                         1998          1997       Dec. 31, 1998
                                                                         ----          ----       -------------
Operating activities
   Net loss                                                            $(578,762)    $(15,168)         (593,930)
   Adjustments to reconcile net loss to net cash
   used in operating activities
   Amortization                                                               30           --                30
                                                                       ---------     --------        ----------

   Net cash used in operating activities                                (578,732)     (15,168)         (593,900)
                                                                       ---------     --------        ----------

 Investing activities
   Organizational costs                                                       --         (150)             (150)
                                                                       ---------     --------        ----------

   Net cash used in investing activities                                      --         (150)             (150)
                                                                       ---------     --------        ----------

 Financing activities
   Proceeds from issuance of common stock                                578,550       15,500           604,050
                                                                       ---------     --------        ----------

   Net cash provided by financing activities                             578,550       15,500           604,050
                                                                       ---------     --------        ----------

Net increase (decrease) in cash                                             (182)         182                --

Cash, beginning of period                                                    182           --                --
                                                                       ---------     --------        ----------

Cash, end of period                                                    $      --     $    182         $      --
                                                                       =========     ========         =========

Supplemental disclosures

Interest paid on a cash basis                                          $      --     $     --
                                                                       =========     ========

Income taxes paid on a cash basis                                      $      --     $     --
                                                                       =========     ========

Non-cash investing and financing activities

   Issuance of common stock
     for prepaid expenses                     $  30,000
                                              =========
   Issuance of common stock
     for notes receivable officers            $ 416,000
                                              =========

     Notes receivable officers                $(416,000)
                                              =========

Note 1-Significant accounting policies

     The Company, a Florida corporation, was incorporated on February 27, 1997. The Company, commenced its operations in March 1999, as a provider of internet and communications technologies. Operations prior to that time were devoted primarily to raising capital, obtaining financing, and administrative functions.

     Development State

     As of December 31, 1998, the Company is considered to be a development-stage entity, since it had not realized significant revenues from planned principal operations. Accordingly, the within financial statements include cumulative statements of loss and statements of cash flows for the period from February 27, 1997 through December 31, 1998.

     Going concern

     The Company incurred operating losses of $578,762 and $15,168 for the year ended December 31, 1998, and for the period ended December 31, 1997, respectively. During 1998 the Company funded its working capital needs through the issuance of its common stock. Approximately $580,000 was raised in connection with said stock issuance. The Company's continual ability to operate is dependent on its ability to raise additional capital and generate income through the sale of its products when it commences operations. There can be no assurance that the above will occur at any time or in a manner that allows the Company to continue its operations in its present form.

     Intangible assets

     Intangible assets consist of organization costs which are amortized over a period of five years using the straight-line method.

     Use of Estimates

     Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company utilizes estimates in measuring and projecting revenue, in providing for an allowance for doubtful accounts and in recording accrued liabilities. Actual results could differ from those estimates.

     Loss Per Share

     On March 3, 1997, the FASB issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity. The Company has adopted this pronouncement during the period ended December 31, 1997 and it had no effect on loss per share.

     Income taxes

     The Company accounts for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Corporation's financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of liabilities and assets using enacted tax rates in effect in years in which the differences are expected to reverse.

     The Company currently has a net operating loss carryforward aggregating approximately $600,000 which expires in 2012. The tax benefit of the loss, estimated to be approximately $200,000 has been fully reserved as its realization in future periods is not assured.

Note 2 - Shareholders' equity

     During 1997, the Company issued 4 million shares of common stock to an officer of the Company in conjunction with the formation of the Company. The Company also sold 66,800 shares of its common stock in a private placement to a limited group of investors for $16,600. Expenses related to the offering, totaling $9,850, were charged to paid in capital. In July 1997 the Company repurchased 4,400 shares sold in the private placement for $1,100.

     During 1998, 2,434,000 non-restricted shares were issued for $0.25 per share and an additional 5.2 million restricted shares were issued to the officers of the Company at approximately 50% of market value. Said shares were issued for $416,000 of notes receivable which appear in the shareholders' equity section of the within balance sheet (see note 4). Of the non-restricted shares issued in 1998, 250,000 shares were to professionals in lieu of services performed for the Company and 120,000 shares were advanced to professionals for future services.

     There are options outstanding to purchase 166,667 shares at $.25 per share. Said options were issued to help the Company raise capital.

Note 3 - Loss on advances to related company

     During 1998 the Company wished to purchase shares in Shani Technologies LTD, ("Shani") an Israeli company partially owned by the Company's officers, with whom they intended to enter into a joint venture and transferred $513,000 to Shani. Said deal was never consummated. Shani subsequently experienced financial difficulties and ceased operations. The Company is in the process of initiating a lawsuit in Israel against Shani for the recovery of said funds. Counsel has estimated the likelihood of recovery of the funds to be very low.

Note 4 - Notes receivable officers

     Consist of long-term non-recourse notes from shareholders for the issuance of stock (see note 2).

Note 5 - Subsequent events

     1.  One Stop.Com

     On March 9, 1999, the Company acquired 100% of One Stop.Com LTD. an Israeli company which supplies internet and communications technologies. Consideration for said company was not significant.

     2.  Radler Consulting and Management Ltd.

     On March 24, 1999, the Company acquired all of the common shares of Radler Consulting and Management Ltd. an Israeli financing company. Consideration for said company was not significant.

     3.  CCM Computer Accessories

     On June 30, 1999, the Company purchased 80% of CCM Computer Accessories ("CCM") from its shareholders for the amount of $800,000. Said amount is payable as follows: $100,000 payable at signing, $100,000 payable in twelve monthly installments, and $600,000 to be paid with shares of the Company as follows: $150,000 in shares to be delivered upon signing, and nine monthly installments of $50,000 each. The price of said shares will be the average bid price for the twenty five business days prior to a week before the payment due date. Additionally, the Company has obligated itself to increase the cash inflows of "CCM" by $1.6 million over the next year.

     During the first six months of 1999, "CCM" had approximately $825,000 in gross revenues, and $65,000 in net income. On June 30, 1999, it had approximately $20,000 in cash, $230,000 in receivables, $90,000 in inventories, $15,000 in other assets, and $170,000 in liabilities.

     4.  Brown Systems, Ltd.

     On June 30, 1999, the Company purchased 40% of Brown Systems, Ltd. ("Brown"), an Israeli company for $424,020. Said amount is payable is follows: $56,373 is due 7 days after signing, $122,549 is due 60 days after signing, and $245,098 is due 120 days after signing. The Company will also provide Brown with $556,373 in financing within the next twelve months. Upon receipt of the first installment, the Company will have full control of all management functions.

     During the first six months of 1999, Brown had approximately $150,000 in gross revenues, and $4,000 in net losses. On June 30, 1999, it had approximately $115,000 in receivables, $15,000 in other assets and $140,000 in liabilities.

     5.   CMR Communications Ltd.

     The Company has entered into a marketing agreement with CMR Communications Ltd. ("CMR") an Israeli Company. Said agreement provides for the Company to be the sole distributors for CMR's product subject to certain conditions. The Company also has an option to acquire up to 40% of CMR.

     6.  Science Dynamics

     On February 24, 1999, the Company signed an agreement with Science Dynamics ("SDC") to purchase $30 million in equipment on an as needed basis. The Company has an option to

                    OSCM-ONE STOP.COM, INC. AND SUBSIDIARIES

                 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                    OSCM-ONE STOP.COM, INC. AND SUBSIDIARIES

                 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                    CONTENTS

                                                                                   Page
                                                                                   ----
Consolidated balance sheets                                                         3

Consolidated statements of operations                                               4

Consolidated statement of stockholders' equity                                      5

Consolidated statements of cash flows                                               6

Notes to consolidated financial statements                                          7

Consolidated supplementary information                                             13

                   OSCM-ONE STOP.COM, INC., AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                            MARCH 31, 1999 AND 1998

                                     ASSETS

                                                                                       1999                      1998
                                                                                       ----                      ----
Current assets
  Cash                                                                             $380,177                     $ 232
  Accounts receivable                                                               515,919                        --
  Prepaid expenses                                                                   31,045                        --
                                                                                   --------                     -----

           Total current assets                                                     927,141                       232

     Fixed assets, net of accumulated depreciation                                    4,894                        --
     Organization costs, less accumulated amortization                                  112                       142
                                                                                   --------                     -----

                                                                                   $932,147                     $ 374
                                                                                   ========                     =====

         LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)



Current liabilities
  Accounts payable                                                                $   26,873                         --
  Accrued taxes                                                                      874,987                         --
  Accrued expenses                                                                    36,424                         --
  Loans payable - officer                                                             11,008                         --
  Loans payable - other                                                                8,956                         --
                                                                                  ----------                   --------

           Total liabilities                                                         958,248                         --
                                                                                  ----------                   --------

Shareholders' equity
   Common stock $.001 par value, 50,000,000
   shares authorized, 11,970,600 and 4,062,400
   shares issued and outstanding, respectively                                        11,971                      4,062
   Additional paid-in capital                                                      1,092,138                     11,488
   Accumulated deficit                                                              (669,529)                   (15,176)
                                                                                  ----------                   --------
   Cumulative currency translations                                                      319                         --
                                                                                  ----------                   --------

                                                                                     434,899                        374

     Less: Notes receivable - officers                                              (461,000)                        --
                                                                                  ----------                   --------

     Net shareholders' equity (net capital deficiency)                               (26,101)                       374
                                                                                  ----------                   --------

                                                                                  $  932,147                   $    374
                                                                                  ==========                   ========

                   OSCM-ONE STOP.COM, INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               THREE-MONTHS PERIOD ENDED MARCH 31, 1999 AND 1998

                                  (UNAUDITED)

                                                                                        1999                         1998
                                                                                        ----                         ----
     Net sales                                                                   $       676                          --

     Selling, general and administrative expenses                                     76,346                           8
                                                                                 -----------                  ----------

     Operating loss                                                                  (75,670)                         (8)

     Interest Income                                                                      71                          --
                                                                                 -----------                  ----------

     Net loss                                                                        (75,599)                         (8)

     Gain on foreign currency translations                                               319                          --
                                                                                 -----------                  ----------

     Comprehensive net loss                                                      $   (75,280)                 $       (8)
                                                                                 ===========                  ==========

     Net loss per share (basic and diluted)                                      $    (0.006)                 $   (0.000)
                                                                                 ===========                  ==========

     Weighted average number of common
     shares outstanding                                                           11,760,533                   4,062,591
                                                                                 ===========                  ==========

                   OSCM-ONE STOP.COM, INC., AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    THREE-MONTHS PERIOD ENDED MARCH 31, 1999

                                  (UNAUDITED)

                                       Common            Common         Additional                       Foreign
                                       Stock              Stock          Paid-in                         Currency         Notes
                                       Shares            Amount          Capital        Deficit         Translation     Receivable
                                       ------            -------        ----------      -------         -----------     ----------
Balance, January 1, 1999             11,696,600          $11,697        $1,028,353      $(593,930)            $  --      $(416,000)

Issuance of common stock                 74,000               74            13,985             --                --             --

Issuance of common stock
  for notes receivable to officers      200,000              200            49,800             --                --        (45,000)

Foreign currency
  translation adjustment                     --               --                --             --               319             --

Net loss for the year                        --               --                --        (75,599)               --             --
                                     ----------          -------        ----------      ---------             -----      ---------

Balance, March 31, 1999              11,970,600          $11,971        $1,092,138      $(669,529)             $319      $(461,000)
                                     ==========          =======        ==========      =========             =====      =========

                                         Total
                                         -----
Balance, January 1, 1999                $ 30,120

Issuance of common stock                  14,059

Issuance of common stock
  for notes receivable to officers         5,000

Foreign currency
  translation adjustment                     319

Net loss for the year                    (75,599)
                                        --------

Balance, March 31, 1999                 $(26,101)
                                        ========

                   OSCM-ONE STOP.COM, INC., AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                THREE-MONTH PERIOD ENDED MARCH 31, 1998 AND 1998


                                                                                                   1999       1998
                                                                                                ----------   ------
Operating activities
          Net loss                                                                              $ (75,599)   $  (8)
          Adjustments to reconcile net loss to net cash
           provided by operating activities
          Depreciation and amortization                                                               219        8
          Changes in operating assets and liabilities
     Accounts receivable                                                                         (515,919)      --
     Prepaid expenses                                                                              (1,045)      --
     Accounts payable                                                                              26,873       --
     Accrued taxes                                                                                874,987       --
     Accrued expenses                                                                              36,424       --
                                                                                                ---------    -----

                 Net cash provided by operating activities                                       (345,940)      --
                                                                                                ---------    -----

Investing activities
          Acquisition of fixed assets                                                              (5,105)      --
                                                                                                ---------    -----

                 Net cash used in investing activities                                             (5,105)      --
                                                                                                ---------    -----

Financing activities
          Proceeds from shareholders' loans                                                        11,008       --
          Proceeds from loans - other                                                               8,956       --
          Proceeds from issuance of common stock                                                   19,059       50
                                                                                                ---------    -----

          Net cash provided by financing activities                                                39,023       50
                                                                                                ---------    -----

Net increase in cash                                                                              379,858       50

Effect of foreign currency translation adjustments                                                    319       --
                                                                                                ---------    -----

Net increase in cash                                                                              380,177       50

Cash, beginning of period                                                                              --      182
                                                                                                ---------    -----

Cash, end of period                                                                             $ 380,177    $ 232
                                                                                                =========    =====
Supplemental disclosures

Interest paid on a cash basis                                                                   $      --    $  --
                                                                                                =========    =====

Income taxes paid on a cash basis                                                               $      --    $  --
                                                                                                =========    =====

Non-cash investing and financing activities
          Issuance of common stock for notes receivable officers                                $  45,000
                                                                                                =========
          Notes receivable officers                                                             $ (45,000)
                                                                                                =========

Note 1-Significant accounting policies

     Basis of Presentation

     The accompanying consolidated financial statements are unaudited but, in the opinion of management of the Company, contain all adjustments necessary to present fairly the financial position at March 31, 1999, the results of operations for the three months ended March 31, 1998 and 1999. Except as may be noted below, these adjustments are of a normal recurring nature.
     The accompanying consolidated financial statements include the accounts of the Company and its direct subsidiaries and joint ventures in which the Company has a controlling interest.

     Certain information and footnote disclosures formally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and resolutions of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. for further information, refer to the Company's consolidated financial statements and notes thereto for the years ended December 31, 1997 and 1998, as filed with the Securities and Exchange Commission.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates. The results of operation for the three months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 1999.

     Principles of combination

     These consolidated financial statements represent the operations of OSCM-One Stop.Com, Inc. ("Company"), a Florida holding company. One Stop.Com LTD. ("OSCM"), an Israeli company which supplies internet and communications technologies, and Radler Consulting and Management Ltd. ("Radler"), an Israeli financing company.

     On March 9, 1999, the Company acquired all of OSCM's common stock.

     On March 24, 1999, the Company acquired all of the common shares of Radler.

     Consideration for said companies was not significant. On March 31, 1999 only one segment of the consolidated group had conducted business in Israel with one major customer.

     The consolidated financial statements include the financial information of OSCM from March 9, 1999, and Radler from March 24, 1999, the respective dates of each acquisition.

     All intercompany accounts and transactions have been eliminated in consolidation.

     Going concern

     The Company incurred operating losses of $578,762 and $15,168 for the year ended December 31, 1998, and for the period ended December 31, 1997, respectively. During 1998 the Company funded its working capital needs through the issuance of its common stock. Approximately $580,000 was raised in connection with said stock issuance. The Company's continual ability to operate is dependent on its ability to raise additional capital and generate income through the sale of its products when it commences operations.

     There can be no assurance that the above will occur at any time or in a manner that allows the Company to continue its operations in its present form.

     Fixed assets

     Fixed assets are carried at cost. The Company uses the straight line method for depreciating newly acquired fixed assets. The use of this method, which differs from methods recognized by generally accepted accounting principles, does not materially affect the account balances of depreciation expense and accumulated depreciation.

     Expenditures for maintenance and repairs are charged against operations as incurred, and expenditures for additions, major renewals and betterments are capitalized.

     Intangible assets

     Intangible assets consist of organization costs which are amortized over a period of five years using the straight-line method.

     Loss Per Share

     On March 3, 1997, the FASB issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity. The Company has adopted this pronouncement during the period ended December 31, 1997 and it had no effect on loss per share.

     Income Taxes

     The Company accounts for income taxes using the liability method which requires an entity to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Corporation's financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of liabilities and assets using enacted tax rates in effect in years in which the differences are expected to reverse.

     Income tax expense (benefit) is determined on a separate company basis and includes current Federal, foreign and state taxes and deferred taxes. For U.S. purposes, the Company files its tax returns on a cash basis. The Company currently has a net operating loss carryforward aggregating approximately $675,000 which expires in 2012. The tax benefit of the loss, estimated to be approximately $225,000 has been fully reserved as its realization in future periods is not assured.

     Foreign Currency Translation

     Foreign currency denominated assets and liabilities of the subsidiaries where the U.S. dollar is the functional currency and which have certain transactions denominated in a local currency are remeasured as if the functional currency was the U.S. dollar. The remeasurement of local currency into U.S. dollar creates translation adjustments which are included in income.

     New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for the reporting and display of comprehensive income and its components in the full set of financial statements, and does not address recognition or measurement of comprehensive income and its components. The adoption of this Statement had no material effect on the financial statements.

     Also in June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." Statement No. 131 establishes standards for the reporting of financial information from operating segments in annual and interim financial statements. This Statement requires that financial information be reported on the basis that it is reported internally for evaluating segment performance and deciding how to allocate resources to segments. Because the Company is in a single line of business, it was not affected by the adoption of this Statement.

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is required to be adopted in years beginning after June 15, 1999. Because the Company does not use derivatives, instruments or hedging activities, management does not anticipate that the adoption of the new Statement will have a material effect on earnings or the financial position of the Company.

     Concentrations of credit risk

     Financial instruments that potentially subject the company to concentrations of credit risk consist principally of trade receivables, cash and cash equivalents marketable securities and short-term deposits. The majority of the Company's cash and cash equivalents and short-term deposits are invested in dollar and dollar-linked instruments with major Israeli banks. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

     The Company's trade receivables are derived from sales to customers located primarily in Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. No allowance was deemed necessary for the period ended March 31, 1999. Additionally, all the receivables outstanding at March 31, 1999 were collected at the time of the issuance of this statement.

Note 2 - Shareholders' equity

     During the period of January 1, 1999 to March 31, 1999, 200,000 free shares were issued to an officer at $.25 per share. $45,000 of said shares were issued for notes receivable which appear in the shareholders' equity section of the within balance sheet (see note 5). 74,000 shares were issued to others at $.25 per share.

     An officer has options outstanding to purchase 800,000 free shares at $.25 per share, and other individuals have options to purchase 220,667 shares at $.25 per share. All of these options were granted to help the Company raise capital.

Note 3 - Loans - officer

     These consist of non-interest-bearing demand loans.

Note 4 - Loans - other

     These consist of non-interest-bearing demand loans from unrelated third parties.

Note 5 - Notes receivable officers

     Consist of long-term non-recourse notes from shareholders for the issuance of stock (see note 2).

Note 6 - Subsequent events

     1.  CCM Computer Accessories

     On June 30, 1999, the Company purchased 80% of CCM Computer Accessories ("CCM") from its shareholders for the amount of $800,000. Said amount is payable as follows: $100,000 payable at signing, $100,000 payable in twelve monthly installments, and $600,000 to be paid with shares of the Company as follows: $150,000 in shares to be delivered upon signing, and nine monthly installments of $50,000 each. The price of said shares will be the average bid price for the twenty five business days prior to a week before the payment due date. Additionally, the Company has obligated itself to increase the cash inflows of "CCM" by $1.6 million over the next year.

     During the first six months of 1999, "CCM" had approximately $825,000 in gross revenues, and $65,000 in net income. On June 30, 1999, it had approximately $20,000 in cash, $230,000 in receivables, $90,000 in inventories, $15,000 in other assets, and $170,000 in liabilities.

     2.  Brown Systems, Ltd.

     On June 30, 1999, the Company purchased 40% of Brown Systems, Ltd. ("Brown"), an Israeli company for $424,020. Said amount is payable is follows: $56,373 is due 7 days after signing, $122,549 is due 60 days after signing, and $245,098 is due 120 days after signing. The Company will also provide Brown with $556,373 in financing within the next twelve months. Upon receipt of the first installment, the Company will have full control of all management functions.

     During the first six months of 1999, Brown had approximately $150,000 in gross revenues, and $4,000 in net losses. On June 30, 1999, it had approximately $115,000 in receivables, $15,000 in other assets and $140,000 in liabilities.

     3.  CMR Communications Ltd.

     The Company has entered into a marketing agreement with CMR Communications Ltd. ("CMR") an Israeli Company. Said agreement provides for the Company to be the sole distributors for CMR's product subject to certain conditions. The Company also has an option to acquire up to 40% of CMR.

     4.   Science Dynamics

     On February 24, 1999, the Company signed an agreement with Science Dynamics ("SDC") to purchase $30 million in equipment on an as needed basis. The Company has an option to purchase 2.5 million shares of SDC at various prices during the next 12 months. The Company is currently testing the equipment to see if it meets its specifications.

Note - 7 Related party transactions

     On March 30, 1999 Radler sold equipment to International Leasing LTD ("Leasing") for $5.3 Million. Leasing leased said equipment to International Technologies and Developments, Inc. ("ITD"), a company owned by an officer of the Company, for 36 months. ITD did not present Leasing with suitable securities for its liability and, therefore, a buy-back agreement was executed between the Leasing and Radler. If ITD were to default on its payments to Leasing, then Leasing would return the equipment to Radler and be refunded the purchase price. Radler's above-mentioned $5.3 Million in revenues were initially required to be deposited in a bank with the balance due Leasing remaining in the bank until the end of the lease term. Said transaction was not recorded because the equipment was not yet delivered to Leasing at March 31,

     1999, and the uncertainty of the fulfillment of the terms thereof. Value Added Tax, however, was recorded on this financial statement because Israeli law requires its payment upon presentation of an invoice even before the actual sale transpires. The accounts receivable and the accrued taxes appearing on the balance sheet represent Value Added Tax due the Company from its client and the amount owed to the Israeli government. To date, no equipment has been supplied to ITD and ITD has therefore not made any payments to Leasing.

                   OSCM-ONE STOP.COM, INC., AND SUBSIDIARIES

                     CONSOLIDATED SUPPLEMENTARY INFORMATION

                                  (UNAUDITED)

               THREE-MONTHS PERIOD ENDED MARCH 31, 1999 AND 1998

                  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                                      1999                 1998
                                                                      ----                 ----
     Payroll and related taxes                                       $39,907              $  --
     Royalty expenses                                                 17,290                 --
     Professional fees                                                 5,788                 --
     Bank charges                                                      4,799                 --
     Travel                                                            3,726                 --
     Office expense and sundry                                         1,963                 --
     Advertising                                                       1,039                 --
     Telephone and facsimile                                             831                 --
     Rent                                                                789                 --
     Depreciation and amortization                                       219                  8
                                                                     -------              -----

                                                                     $76,346              $   8
                                                                     =======              =====

                                   EXHIBIT F


          None.

                                   EXHIBIT G



Atlas Stock Transfer
5899 South State
Murray, Utah 84107

AMCI International, Inc.
9005 Cobble Canyon Lane
Sandy, Utah 84093

Re:Acquisition of shares of AMCI International, Inc., a Utah corporation ("AMCI" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Asset Purchase Agreement (the "Agreement") between OSCM-One Stop.com, Inc. ("OSCM") and AMCI, the undersigned acknowledges that he is authorized to sign on behalf of OSCM; that OSCM has approved this exchange; that OSCM is aware of all of the terms and conditions of the Agreement; that OSCM has received and reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, financial statements and the Company's Registration Statements and Reports as filed with the Securities and Exchange Commission via EDGAR for the past twelve months. The undersigned represents and warrants that no director or officer of the Company or any associate of either has solicited this exchange; that the undersigned is an "accredited investor" as that term is known under the general rules and regulations of the Securities and Exchange Commission (see Exhibit "A" hereto); and/or, represents and warrants that the undersigned has sufficient knowledge and experience to understand the nature of the exchange and is fully capable of bearing the economic risk of the loss of its entire cost basis.

          The undersigned understands that you have and will make books and records of your Company available to OSCM for its inspection in connection with the contemplated exchange of shares, and that OSCM has been encouraged to review the information and ask any questions that the undersigned may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. The undersigned understands that the accounting firm for AMCI is Jones, Jensen & Company, Certified Public Accountants, 50 South Main Street, Suite 1450, Salt Lake City, Utah 84144; Telephone #801-328-4408; and that legal counsel for AMCI is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          The undersigned also understands that OSCM must bear the economic risk of ownership of any of the AMCI shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          The undersigned intends that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) provided to OSCM for use by AMCI as they are made to induce you to issue OSCM the shares of AMCI under the Agreement, and the undersigned further represents (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agrees as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That the undersigned has a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That the undersigned understands the meaning of "unregistered shares" and knows that they are not freely tradeable;

          4. That any stock certificate issued by you to OSCM in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. The undersigned agrees that the stock transfer records of your Company shall reflect that OSCM has requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless OSCM shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and OSCM understands that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, OSCM understands that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That OSCM shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. OSCM is fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. OSCM also understands that without approval of counsel for AMCI, all shares of AMCI to be issued and delivered to OSCM shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. AMCI will attempt to accommodate any stockholders' request where AMCI views the request is made for valid business or personal reasons so long as in the sole discretion of AMCI, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of AMCI.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               OSCM-One Stop.com, Inc.   2,207,898 shares
               45 Cain Drive
               Plainview, New York 11803


          Dated this ________ day of _______________________, 1999.

                              Very truly yours,


                              ______________________________________

                                   EXHIBIT H



                       CERTIFICATE OF OFFICER PURSUANT TO

                            ASSET PURCHASE AGREEMENT


          The undersigned, the President of AMCI International, Inc., a Utah corporation ("AMCI"), represents and warrants the following as required by the Asset Purchase Agreement (the "Agreement") between AMCI and OSCM-One Stop, Inc., a Florida corporation ("OSCM").

          1. That he is the President of AMCI and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to OSCM.

          2. Based on his personal knowledge, information, belief and opinions of counsel for AMCI regarding the Agreement:

          (i) All representations and warranties of AMCI contained within the Agreement are true and correct;

          (ii) AMCI has complied with all terms and provisions required of it pursuant to the Agreement; and

          (iii) There have been no material adverse changes in the financial position of AMCI as set forth in its financial statements for the year ended December 31, 1998, and the period ended June 30, 1999, except as set forth in Exhibit D to the Agreement.


                              AMCI INTERNATIONAL, INC.


                              By_________________________________
                                 David C. Merrell, President

                                   EXHIBIT H


                       CERTIFICATE OF OFFICER PURSUANT TO

                            ASSET PURCHASE AGREEMENT


          The undersigned, the President of OSCM-One Stop.com, Inc., a Florida corporation ("OSCM"), represents and warrants the following as required by the Asset Purchase Agreement (the "Agreement") between OSCM and AMCI International, Inc., a Utah corporation ("AMCI"):

          1. That he is the President of OSCM and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to AMCI.

          2.     Based on his personal knowledge, information, belief:

           (i) All representations and warranties of OSCM contained within the Agreement are true and correct;

           (ii) OSCM has complied with all terms and provisions required of it pursuant to the Agreement; and

           (iii) There have been no material adverse changes in the financial position of OSCM as set forth in its financial statements for the year ended December 31, 1998, and the period ended March 31, 1999, except as set forth in Exhibit F to the Agreement.


                              OSCM-ONE STOP.COM,  INC.


                              By_________________________________
                                  Rami Adler, President